EXHIBIT 99.1


SONOMA COLLEGE, INC. ANNOUNCES CLOSING OF $500K FINANCING

Petaluma, CA -- August XY, 2006 -- Sonoma College, Inc. (OTCBB: SNMA) announced today that is has closed on a $500,000 financing transaction. The Company issued its 9% Secured Convertible Debentures due February 2008 and five-year Warrants exercisable at $0.10 per share to two accredited investors. The Debenture is convertible into common shares at $.08 per share at the option of the investors during its term. The Company received $250,000 on closing and will receive the balance of $250,000 upon the effectiveness of a registration statement to be filed with the SEC for the shares issuable upon conversion of the Secured Convertible Debenture and the exercise of the Warrants. In addition, the company issued 600,000 shares of common stock to, vFinance Investments,, Inc., the placement agent. vFinance Investments, Inc. acted as the sole manager of this offering. The proceeds of the financing will be used for general corporate purposes.

"This is a strategically important financing for Sonoma College. We have an extensive agenda as we work to expand our current programs and launch exciting new ones," said Charles Newman, President and Chief Executive Officer of Sonoma College. "The net proceeds from this offering will allow us to commit fully to executing our business plan."

Mr. Newman added, "We are extremely pleased with the sophisticated investors that participated in this transaction. We believe they truly understand our vision and long-term growth strategy to create shareholder value. We appreciate the support they have shown in Sonoma College."

ABOUT SONOMA COLLEGE, INC.

Sonoma College, Inc. is a private for-profit post-secondary career preparation college that offers associate degrees, certificates, and continuing education in the allied health and homeland security disciplines. Sonoma College is nationally accredited by the Accrediting Bureau of Health Education Schools, an accrediting agency recognized by the United States Department of Education. It is also approved by the Higher Education Division of the California Bureau of Private Post-Secondary Vocational Education and is a member of the Department of Homeland Security Emergency Management Institute. Sonoma College serves both full-time and part-time students offering daytime, evening, and Saturday classroom schedules "blended" with Internet classes. Portions of Sonoma College's academic programs are offered online in an advanced college Internet learning management system and the balance of the curricula is offered in standard residential college classrooms or in off-site residential clinic externships.

SAFE HARBOR STATEMENT

This press release includes "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release regarding the Company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Sonoma College believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the

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Company's Securities and Exchange Commission filings, from time to time, which we strongly urge you to read and consider, including our Registration Statement on Form SB-2 that was declared effective January 25, 2006, and our 10Q-SB for the period ending March 30, 2006 that was filed on May 22, 2006, all of which are available free of charge on the Securities and Exchange Commission's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the Securities and Exchange Commission. The Company expressly disclaims any intent or obligation to update any forward-looking statements.

INVESTORS & MEDIA

Erin M. O'Reilly
646 528 6558
eoreilly@sonomacollege.edu
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